UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800

Denver, CO 80202

(Address of principal executive offices)

(303) 597-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2015, we issued a press release entitled “DCT INDUSTRIAL TRUST REPORTS SECOND QUARTER 2015 RESULTS” which sets forth disclosure regarding our results of operations for the second quarter ended June 30, 2015. A copy of this press release as well as a copy of the supplemental information referred to in the press release are made available on our website and are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This Item 2.02 and the attached exhibits 99.1 and 99.2 are provided under Item 2.02 of Form 8-K and are furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission.

DCT Industrial Trust Inc. will hold its second quarter 2015 earnings conference call on Friday, July 31, 2015 at 11:00 a.m. Eastern time.  You may join the conference call through a live Internet webcast via DCT Industrial’s website at http://www.dctindustrial.com by clicking on the webcast link in the Investors section of the website.  Alternatively, you may join the conference call by telephone by dialing (877) 506-6112 or (412) 902-6686.  If you are unable to join the live conference call, you may access the webcast replay on DCT Industrial’s website until July 31, 2016.  A telephone replay will be available through Monday, August 31, 2015 following the call by dialing (877) 344-7529 or (412) 317-0088 and using the passcode 10068227.  Please note that the full text of the press release and supplemental schedules are available through DCT Industrial’s website at http://www.dctindustrial.com.  The information contained on DCT Industrial’s website is not incorporated by reference herein.

Set forth below are several non-GAAP financial measures that are included in the attached press release together with the most directly comparable GAAP financial measure.

For the three months ended June 30, 2015, Net Income Attributable to Common Stockholders was $18.3 million, or $0.20 per diluted common share.  In our press release referred to above, we disclose Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as adjusted, to be $44.2 million, or $0.47 per diluted common share and unit for the three months ended June 30, 2015.  For the three months ended June 30, 2014, Net Income Attributable to Common Stockholders was $6.8 million, or $0.08 per diluted common share.  For the three months ended June 30, 2014, FFO, as adjusted, was $41.6 million, or $0.48 per diluted common share and unit.

For the three months ended June 30, 2015, Income From Continuing Operations was $23.0 million. In our press release referred to above, we disclose our net operating income, or NOI, to be $66.2 million for the same period in 2015. For the three months ended June 30, 2014, Income From Continuing Operations was $2.1 million. In our press release referred to above, we disclose our NOI to be $60.2 million for the same period in 2014.

For the three months ended June 30, 2015, our Income From Continuing Operations increased $20.9 million from income of $2.1 million for the three months ended June 30, 2014 to income of $23.0 million for the same period in 2015. In our press release referred to above, we disclose that our same store NOI, excluding lease termination fees, for the three months ended June 30, 2015 increased 9.3% compared to the same period in 2014 and increased 13.3% on a cash-adjusted basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press release dated July 30, 2015 and entitled “DCT INDUSTRIAL TRUST REPORTS SECOND QUARTER 2015 RESULTS”
99.2	Supplemental information entitled “DCT INDUSTRIAL SECOND QUARTER 2015 SUPPLEMENTAL REPORTING PACKAGE”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.
July 30, 2015
	By:	/s/ John G. Spiegleman
Name: John G. Spiegleman
Title: Executive Vice President and General Counsel

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